Exhibit 99.1

Biodesix Announces Fourth Quarter and Fiscal Year 2024 Results

Total Revenue of $71.3 million for FY2024, growing 45% over FY2023;

Gross margins of 78% for FY2024, up 5% points over FY2023;

FY2025 Total Revenue Guidance of $92-95 million;

Conference Call and Webcast Today at 4:30 p.m. ET

LOUISVILLE, CO, March 3, 2025 – Biodesix, Inc. (Nasdaq: BDSX), a leading diagnostic solutions company, today announced its financial and operating results for the fourth quarter and year ended December 31, 2024 (fiscal 2024).

"Biodesix concluded a strong 2024, advancing our key initiatives and delivering on our financial and operational goals," said Scott Hutton, Chief Executive Officer. "We exceeded our revenue targets, with total revenue reaching $71.3 million, driven by a 43% increase in Lung Diagnostics and a 70% growth in Biopharma Services. Our team successfully implemented operational efficiencies improving our Gross Margins to 78% for the year, strengthened clinical and commercial capabilities, and secured new partnerships and reimbursement coverage. We are well-positioned for continued growth and success and expect that 2025 will be a transformative year for Biodesix."

Fourth Quarter and Full Year 2024 Financial Results

•
Total revenue of $20.4 million and $71.3 million for the fourth quarter and fiscal 2024, respectively, an increase of 39% and 45% over the respective prior year comparable periods;
o
Lung Diagnostic Testing revenue of $17.2 million and $64.7 million for the fourth quarter and fiscal 2024, respectively, an increase of 34% and 43% over the respective prior year comparable periods; primarily driven by an increase in total tests delivered;
o
Diagnostic Development Services revenue of $3.2 million and $6.6 million for the fourth quarter and fiscal 2024, respectively, an increase of 72% and 70% over the respective prior year comparable periods;
•
Gross margin was $16.1 million or 79% and $55.8 million or 78% for the fourth quarter and fiscal 2024, respectively, as a percentage of revenue compared to 77% and 73% in the prior year comparable periods, primarily driven by growth in Lung Diagnostic testing and optimization of testing workflows that resulted in improvements in costs per test and the ongoing expansion of our Diagnostic Development Services business;
•
Operating expenses (excluding direct costs and expenses) of $22.7 million and $90.2 million for the fourth quarter and fiscal 2024, an increase of 25% and 17% over the respective prior year comparable periods;
o
Increase in operating expenses is primarily attributed to an increase in sales and marketing costs to support Lung Diagnostic sales growth, as well as to enhance Biodesix awareness and drive product adoption;
o
Includes non-cash stock compensation expense of $1.3 million and $6.6 million during the fourth quarter and fiscal 2024, respectively, an increase of 17% and 24% over the respective prior year comparable periods;
•
Net loss of $8.3 million and $42.9 million for the fourth quarter and fiscal 2024, respectively, an improvement of 10% and 18% over the respective prior year comparable periods;
•
Adjusted EBITDA was a loss of $3.9 million and $22.1 million for the fourth quarter and fiscal 2024, respectively, an improvement of 19% and 32% over the respective prior year comparable periods;
•
Cash and cash equivalents of $26.2 million as of December 31, 2024. Subsequent to quarter end, we amended our term loan facility with Perceptive Advisors to extend the availability of the $10 million Tranche C loan.

2025 Financial Outlook

•
The Company anticipates generating between $92 million to $95 million in total revenue in 2025.

Conference call and webcast information

Listeners can register for the webcast via this link. Analysts who wish to participate in the question-and-answer session should use this link. A replay of the webcast will be available via the Company’s investor relations page on the website approximately two hours after the call’s conclusion. Participants are advised to join 15 minutes prior to the start time.

For a full list of Biodesix press releases and webinars, please visit biodesix.com.

About Biodesix

Biodesix is a leading diagnostic solutions company, driven to improve clinical care and outcomes for patients. Biodesix Diagnostic Tests, marketed as Nodify Lung® Nodule Risk Assessment and IQLung™ Cancer Treatment Guidance, support clinical decisions to expedite personalized care and improve outcomes for patients with lung disease. Biodesix Diagnostic Development Services enable the world’s leading biopharmaceutical, life sciences, and research institutions with scientific, technological, and operational capabilities that fuel the development of diagnostic tests, tools, and therapeutics. For more information, visit biodesix.com.

Trademarks: Biodesix, Biodesix Logo, Nodify Lung, and IQLung are trademarks or registered trademarks of Biodesix, Inc.

Use of Non-GAAP Financial Measure

Biodesix reported results are presented in accordance with generally accepted accounting principles in the United States (GAAP). Biodesix has provided in this press release financial information that has not been prepared in accordance with GAAP. Biodesix uses the non-GAAP financial measure, Adjusted EBITDA, internally in analyzing its financial results and believes that use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Biodesix financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Biodesix financial statements prepared in accordance with GAAP. A reconciliation of Biodesix historical non-GAAP financial measure to the most directly comparable GAAP measure has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net loss or Loss from operations. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items and may not be directly comparable to similarly titled metrics used by other companies.

We calculate Adjusted EBITDA as Net loss adjusted to exclude interest, income tax expense, if any, depreciation and amortization, share-based compensation expense, loss on debt extinguishments, net, COVID-19 revenue, COVID-19 direct costs and expenses, change in fair value of warrant liabilities, net, other income, net, and other non-recurring items. Non-recurring items are excluded as they are not representative of our underlying operating performance. We also exclude revenue and direct costs and expenses associated with COVID-19 because we believe that these revenues and expenses do not reflect expected future operating results as they do not represent our Lung Diagnostic Testing and Diagnostic Development Services business. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for Loss from operations, Net loss, and other GAAP measures.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of backlog and the timing and assumptions regarding collection of revenues on projections, availability of funds and future capital including under the term loan facility, the anticipated impact and benefits of new clinical data, reimbursement coverage and research partnerships, and the impact of a pandemic, epidemic, or outbreak on Biodesix and its operations and financial performance. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix most recent annual report on Form 10-K, filed March 3, 2025. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Natalie St. Denis

natalie.stdenis@biodesix.com

(720) 925-9285

Investors:

Chris Brinzey

chris.brinzey@icrhealthcare.com

(339) 970-2843

Biodesix, Inc.

Condensed Balance Sheets (unaudited)

(in thousands, except share data)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$26,245	$26,284
Accounts receivable, net of allowance for credit losses of $481 and $65	8,603	7,679
Other current assets	4,636	5,720
Total current assets	39,484	39,683
Non‑current assets
Property and equipment, net	27,828	27,867
Intangible assets, net	5,874	7,911
Operating lease right-of-use assets	1,767	1,745
Goodwill	15,031	15,031
Other long-term assets	7,260	6,859
Total non‑current assets	57,760	59,413
Total assets	$97,244	$99,096

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,194	$2,929
Accrued liabilities	10,064	7,710
Deferred revenue	678	324
Current portion of operating lease liabilities	719	252
Current portion of contingent consideration	—	21,857
Current portion of notes payable	21	51
Other current liabilities	641	293
Total current liabilities	14,317	33,416
Non‑current liabilities
Long‑term notes payable, net of current portion	36,408	35,225
Long-term operating lease liabilities	24,828	25,163
Other long-term liabilities	815	712
Total non‑current liabilities	62,051	61,100
Total liabilities	76,368	94,516
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value, 5,000,000 authorized; 0 (2024 and 2023) issued and outstanding	—	—
Common stock, $0.001 par value, 200,000,000 authorized; 145,491,569 (2024) and 96,235,883 (2023) shares issued and outstanding	145	96
Additional paid‑in capital	483,228	424,050
Accumulated deficit	(462,497)	(419,566)
Total stockholders' equity	20,876	4,580
Total liabilities and stockholders' equity	$97,244	$99,096

Biodesix, Inc.

Condensed Statements of Operations (unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Lung Diagnostic Testing	$17,205	$12,797	$64,708	$45,192
Development Services	3,224	1,871	6,615	3,895
Total revenues	20,429	14,668	71,323	49,087
Direct costs and expenses	4,342	3,374	15,573	13,010
Research and development	2,414	1,889	9,559	9,988
Sales, marketing, general and administrative	20,219	16,251	80,451	67,387
Impairment loss on intangible assets	103	24	238	44
Total operating expenses	27,078	21,538	105,821	90,429
Loss from operations	(6,649)	(6,870)	(34,498)	(41,342)
Other (expense) income:
Interest expense	(1,752)	(2,329)	(8,258)	(9,536)
Loss on extinguishment of liabilities	—	—	(248)	—
Change in fair value of warrant liability, net	—	58	—	(1,274)
Other income, net	150	2	73	6
Total other expense	(1,602)	(2,269)	(8,433)	(10,804)

Net loss	$(8,251)	$(9,139)	$(42,931)	$(52,146)
Net loss per share, basic and diluted	$(0.06)	$(0.10)	$(0.33)	$(0.64)
Weighted-average shares outstanding, basic and diluted	146,603	92,325	129,670	82,113

Biodesix, Inc.

Reconciliation of Net Loss to Adjusted EBITDA (unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(8,251)	$(9,139)	$(42,931)	$(52,146)
Interest expense	1,752	2,329	8,258	9,536
Depreciation and amortization	1,449	977	5,773	3,328
Share-based compensation expense	1,265	1,081	6,638	5,373
Loss on extinguishment of liabilities	—	—	248	—
COVID-19 Revenue	—	(44)	—	(57)
COVID-19 Direct costs and expenses	—	—	—	1
Change in fair value of warrant liability, net	—	(58)	—	1,274
Other income, net	(150)	(2)	(73)	(6)
Adjusted EBITDA	$(3,935)	$(4,856)	$(22,087)	$(32,697)